Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of URSB Bancorp, Inc. of our report dated September 12, 2025, relating to the consolidated financial statements of United Roosevelt, MHC and Subsidiaries as of December 31, 2024 and 2023, and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

December 16, 2025